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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-70633 of The Buckle, Inc. on Form S-8 of our reports dated March 4, 2002 appearing in and incorporated by reference in the Annual Report on Form 10-K of The Buckle, Inc. for the year ended February 2, 2002.




DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 4, 2003